UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): APRIL 10, 2014

JA ENERGY

(Exact name of registrant as specified in its charter)

Commission File Number: 0-54236

Nevada	27-3349143
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

7495 W. Azure Dr. Suite 110, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

(702) 515-4036

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 10, 2014, JA Energy (the “Company” or the “Registrant”) issued 5,000,000 unregistered restricted shares of common stock to the JA Energy to James L. Lusk, CEO of the Company, for his work and knowledge in inventing the MEG (see description below). Prior to the issuance of the 5,000,000 shares, Mr. Lusk assigned 500,000 restricted shares to Gene Shane, COO of the Company, and 500,000 restricted shares to Eric Hewlett, engineer for the Company, in recognition of the work they performed for the Company.

The 5,000,000 shares were issued in exchange for Patent Application No. 61/909,919, Ref. No. 0348730-PROV3 for the MEG, formally known as “Electrical Generation System, Method of Producing Electrical Energy, And Manufacturing An Electrical Generation System” such patent was filed on November 27, 2013. The inventors of this Patent have agreed to assign their rights and ownership of this invention to the Company in exchange for these restricted common shares.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act. We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

James L. Lusk, Gene Shane and Eric Hewlett have a long-term pre-existing business relationship with the Company. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. James L. Lusk, Gene Shane and Eric Hewlett were provided access to all material information, and was afforded access to our management in connection with this transaction. They acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions. The shares of common stock issued contained a legend restricting transferability absent registration or applicable exemption.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JA Energy
Registrant

Date: April 14, 2014	By:/s/ Jim Lusk
Jim Lusk Director/CEO